CONTRACT DATA


Contract Number:           [9920-SAMPLE]    Contract Date:    [November 1, 2004]
Initial Purchase Payment:  [$25,000]        Retirement Date:  [November 1, 2044]
Annuitant:                 [John Doe]       Contract Type:    [Non-Qualified]
Contract Owner:            [John Doe]

Upon issuance of this contract your initial purchase payment has been as shown below. You may make additional payments and change the purchase payment allocation as provided in this contract. Refer to the Purchase Payments Provision.

Allocation                                                 Purchase     Allocation                                      Purchase
                                                            Payment                                                     Payment
                                                          Allocation                                                   Allocation
                                                          Percentage                                                   Percentage

ACL One Year Fixed Account                                  [___%       [Fidelity VIP Contrafund(R) Portfolio Service      [___%
[AXP(R) VP - Cash Management Fund                            ___%       Class 2                                             ___%
AXP(R) VP - Diversified Bond Fund                            ___%       Fidelity VIP Growth Portfolio Service Class 2       ___%
AXP(R) VP - Diversified Equity Income Fund                   ___%       Fidelity VIP Investment Grade Bond Fund Service     ___%
AXP(R) VP - Equity Select Fund                               ___%       Class 2                                             ___%
AXP(R) VP - Growth Fund                                      ___%       Fidelity VIP Mid Cap Portfolio Service Class 2      ___%
AXP(R) VP - High Yield Bond Fund                             ___%       Fidelity VIP Overseas Portfolio Service Class 2     ___%
AXP(R) VP - Income Opportunities Fund                        ___%       FTVIPT Franklin Income Securities Fund - Class 2    ___%
AXP(R) VP - Capital Resource Fund                            ___%       FTVIPT Franklin Rising Dividends Securities Fund    ___%
AXP(R) VP - Large Cap Value Fund                             ___%       - Class 2                                           ___%
AXP(R) VP - New Dimensions Fund(R)                           ___%       FTVIPT Franklin Small Cap Fund - Class 2            ___%
AXP(R) VP - Partners Select Value Fund                       ___%       FTVIPT Mutual Shares Securities Fund - Class 2      ___%
AXP(R) VP - Partners Small Cap Value Fund                    ___%       FTVIPT Templeton Global Income Fund - Class 2       ___%
AXP(R) VP - S & P 500 Index Fund                             ___%       FTVIPT Templeton Growth Securuties Fund  - Class    ___%
AXP(R) VP - Short Duration U.S. Government Fund              ___%       2                                                   ___%
AXP(R) VP - Emerging Markets Fund                            ___%       Goldman Sachs VIT Mid Cap Value Fund                ___%
AXP(R) VP - International Fund                               ___%       MFS(R) Investors Growth Stock Series - Service      ___%
AIM V.I. Basic Value Fund, Series II Shares                  ___%       Class                                               ___%
AIM V.I. Capital Development Fund, Series II Shares          ___%       MFS(R) New Discovery Series - Service Class         ___%
AIM V.I. Mid Cap Core Equity Fund, Series II Shares          ___%       MFS(R) Total Return Series - Service Class
AllianceBernstein VP Growth and Income Portfolio             ___%       MFS(R) Utilities Series - Service Class             ___%
(Class B)                                                    ___%       Oppenheimer Capital Appreciation Fund/VA,           ___%
AllianceBernstein VP International Value Portfolio           ___%       Service Shares                                      ___%
(Class B)                                                    ___%       Oppenheimer Global Securities Fund/VA, Service      ___%
AllianceBernstein VP Total Return Portfolio (Class B)        ___%       Shares                                              ___%
American Century(R) VP Inflation Protection, Class II        ___%       Oppenheimer Main Street Small Cap Fund/VA,          ___%
American Century(R) VP International, Class II               ___%       Service Shares                                      ___%
American Century(R) VP Ultra, Class II                       ___%       Oppenheimer Strategic Bond Fund/VA, Service         ___%
American Century(R) VP Value, Class II                       ___%       Shares                                              ___%]
Colonial Small Cap Value Fund, Variable Series, Class B      ___%       Putnam VT Health Sciences Fund -  Class IB Shares
Columbia High Yield Fund, Variable Series, Class B           ___%       Putnam VT International Equity Fund - Class IB
Dreyfus VIF Appreciation Portfolio - Service Share           ___%       Shares
Class                                                        ___%]      Putnam VT Small Cap Value Fund - Class IB Shares
Dreyfus VIF International Value Portfolio - Service                     Putnam VT Vista Fund - Class IB Shares
Share Class                                                             Van Kampen LIT Comstock Portfolio Class II Shares
Dreyfus VIF Midcap Stock Portfolio - Service Share                      Van Kampen UIF U.S. Real Estate Portfolio, Class
Class                                                                   II Shares
Dreyfus VIF Technology Growth Portfolio - Service                       Wanger International Small Cap
Share Class]                                                            Wanger US Smaller Companies]

[ ] Text prints if a Portfolio Navigator model is elected

[PORTFOLIO NAVIGATOR ASSET ALLOCATION MODEL PORTFOLIO         [CONSERVATIVE MODEL                   ] Applicable model prints
                                                              [MODERATELY CONSERVATIVE MODEL        ] Applicable model prints
                                                              [MODERATE MODEL                       ] Applicable model prints
                                                              [MODERATELY AGGRESSIVE MODEL          ] Applicable model prints
                                                              [AGGRESSIVE MODEL                     ] Applicable model prints

272877-NYDPIN3                                                        Page 2[.0]

Contract Number: [9920-SAMPLE]                 Contract Date: [November 1, 2004]

[ ] Text prints if a Portfolio Navigator model is elected
[

o    You may not use more than one asset allocation model portfolio at a time.

o You are allowed to request a change to another asset allocation model portfolio twice per contract year.

o You may discontinue participation in the asset allocation program at any time by written notice, but cannot elect to participate in the program again until nine months after the date you discontinue participation. However, if you've elected the Accumulation Protector Benefit (SM) , the Guarantor(SM) Withdrawal Benefit rider or one of the Income Assurer Benefit(SM) riders, you may not discontinue participation as long as the rider is in effect.

o American Centurion Life Assurance Company (ACL) may change the terms and conditions of the asset allocation program upon written notice to you. If permitted under applicable securities law, ACL may: (1) automatically reallocate your current asset allocation model portfolio to an updated version of your current asset allocation model portfolio; or, reallocate your current asset allocation model portfolio to an updated version of your current asset allocation model portfolio with your consent.

o ACL may discontinue, with 30 days' written notice, the asset allocation program for those who elect to participate in it while maintaining the asset allocation program, or a similar program, for contract owners who have selected an optional Accumulation Protector Benefit (SM) rider, Guarantor(SM) Withdrawal Benefit rider or Income Assurer Benefit(SM) rider. ]

[ ] Text prints if applicant elects the seven year withdrawal charge schedule

                                           [Purchase Payment Credits
         Cumulative Net Purchase Payment Amount                 Net Purchase Payment Credit Percentage
                    [$0  -  $99,999                                               [1%
                     $100,000 +]                                                   1%]

Purchase payment credits shall be reversed from the contract value for exercise of the Right to Examine Contract (Free-look) provision or for any purchase payment that is not honored.]

[Death Benefit: Return of Purchase Payment]     Applicable Death Benefit prints
[Death Benefit: Maximum Anniversary Value]      Applicable Death Benefit prints

[ ] Text prints if GMAB rider elected

[Guaranteed Minimum Accumulation Benefit Rider

Initial Annual Charge of [0.55%].               Range is 0.10% to 1.75%
Duration of Waiting Period:  [10] Years.        Range is  3 to 15 years
Maximum Annual Charge of 1.75%.
Automatic Step-up Percentage: [80%].            Range is 30% to 95%

o This rider requires participation in an Asset Allocation Model. There is no additional charge for such participation. You may not discontinue participation in the asset allocation program as long as the rider is in effect, however you have the right at all times to make a full withdrawal of your contract value and thus, terminate your contract.

o You may not terminate the rider, but it will automatically terminate at the end of the waiting period.

o Because the Accumulation Protector Benefit(SM) requires that your contract value be invested in one of the asset allocation model portfolios as long as the rider is in effect, and you cannot terminate the Accumulation
     Protector Benefit (SM) rider, you must terminate your contract by requesting a full withdrawal if you do not want to participate in any of the asset allocation model portfolios while the rider is in effect. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Accumulation Protector Benefit(SM) rider if you do not intend to continue participating in one of the asset allocation model portfolios during the period of time the Accumulation Protector Benefit(SM) rider is in effect.

272877-NYDPIN3                                                       Page 2[.1 ]

Contract Number: [9920-SAMPLE]                 Contract Date: [November 1, 2004]


o Rider charges may vary by asset allocation model selection and will change if you change your asset allocation model to one for which the price is higher or if you elect to Step-up the Minimum Contract Accumulation Value and the charge for new riders is higher. Rider charges will never exceed the Maximum Annual Charge shown above. Your waiting period will restart if you elect to change your asset allocation model to one that causes the rider charge to increase more than 0.20% whenever the remaining waiting period just prior to the change is less than three years.]

[ ] Text prints if GMAB rider elected and the Contract Type is Tax-Qualified

[For tax-qualified contracts: The benefit provided by the Accumulation Protector Benefit(SM) rider may have limited usefulness in contracts funding tax-qualified programs because partial withdrawals made to satisfy minimum distribution rules will reduce any potential benefit that the rider provides. If the initial Waiting Period includes time in which you must begin taking required minimum distributions, you should consult your tax advisor to consider whether the benefit is appropriate for your circumstances. ]

[ ] Text prints if GMWB rider elected

[Guaranteed Minimum Withdrawal Benefit Rider

Initial Annual Charge of [0.55%].           Range is .25% to 2.50%

The maximum RBA and GBA is [$5,000,000].    Range is $0 to $5,000,000

Maximum Annual Charge of [1.50%].           Range is .25% to 2.50%

o This rider requires participation in an Asset Allocation Model. There is no additional charge for such participation. You may not discontinue participation in the asset allocation program as long as the rider is in effect, however you have the right at all times to make a full withdrawal of your contract value and thus, terminate your contract.

o Because the Guarantor(SM) Withdrawal Benefit requires that your contract value be invested in one of the asset allocation model portfolios for the life of the contract, and you cannot terminate the Guarantor(SM) Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to participate in any of the asset allocation model portfolios. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Guarantor(SM) Withdrawal Benefit rider if you do not intend to continue participating in one of the asset allocation model portfolios for the life of the contract.

o Rider charges may vary by asset allocation model selection and will change if you change your asset allocation model to one for which the price is higher. Rider charges will change if you elect to Step-up the Remaining Benefit Amount (RBA) and the charge for new riders is higher. Rider charges will never exceed the Maximum Annual Charge shown above.]

[ ] Text prints if GMWB rider elected and the Contract Type is Tax-Qualified

[For tax-qualified contracts: The benefit provided by the optional Guarantor(SM) Withdrawal Benefit rider may have limited usefulness in contracts funding tax-qualified programs because partial withdrawals made to satisfy minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base, and because you may be unable to exercise the benefit altogether. If you plan to exercise the benefit before or after your required minimum distribution date,you should consulted your tax advisor to consider whether the benefit is appropriate for your circumstances.]

[ ] Text prints if MAV GMIB rider elected

[Guaranteed Minimum Income Benefit Rider
(Maximum Anniversary Value Benefit Base)

Initial Annual Charge of [0.30%].   Range is .10% to 2.50%

Maximum Annual Charge of [1.50%].   Range is .10% to 2.50%

272877-NYDPIN3                                                      Page 2[.2 ]

Contract Number: [9920-SAMPLE]                 Contract Date: [November 1, 2004]


o This rider requires participation in an Asset Allocation Model. There is no additional charge for such participation.

o You may not discontinue your participation in the asset allocation program as long as your rider is in effect, however you have the right at all times to make a full withdrawal of your contract value and thus, terminate your contract.

o You may terminate the Income Assurer Benefit(SM) rider during a 30-day period after the first rider anniversary and at any time after the expiration of the waiting period.

o Because the Income Assurer Benefit(SM) requires that your contract value be invested in one of the asset allocation model portfolios as long as the rider is in effect, and you cannot terminate the Income Assurer Benefit(SM) rider during the first contract year, nor between the 30-day period after the first rider anniversary and the expiration of the waiting period, you must terminate your contract by requesting a full withdrawal if you do not want to participate in any of the asset allocation model portfolios during those time periods. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Income Assurer Benefit(SM) rider if you do not intend to continue participating in one of the asset allocation model portfolios during the period of time the Income Assurer Benefit(SM) is in effect.

o Rider charges may vary by asset allocation model selection and will change if you change your asset allocation model to one for which the price is higher. Rider charges will never exceed the Maximum Annual Charge shown above. Your waiting period will restart if you elect to change your asset allocation model to one that causes the rider charge to increase more than 0.20% whenever the remaining waiting period just prior to the change is less than three years.

Excluded payments are purchase payments and purchase payment credits (if applicable) paid in the last five years before exercise of the benefit. These payments are excluded from the calculation of the Guaranteed Income Benefit Base whenever they total $50,000 or more or if they are 25% or more of total purchase payments and purchase payment credits (if applicable) paid into the contract.]

[ ] Text prints if 5% Accum GMIB  rider elected

[Guaranteed Minimum Income Benefit Rider
(5% Accumulation Benefit Base)

Initial Annual Charge of [0.60%].           Range is .25% to 2.75%

Maximum Annual Charge of [1.75%].           Range is .25% to 2.75%

o This rider requires participation in an Asset Allocation Model. There is no additional charge for such participation.

o You may not discontinue your participation in the asset allocation program as long as your rider is in effect, however you have the right at all times to make a full withdrawal of your contract value and thus, terminate your contract.

o You may terminate the Income Assurer Benefit(SM) rider during a 30-day period after the first rider anniversary and at any time after the expiration of the waiting period.

o Because the Income Assurer Benefit(SM) requires that your contract value be invested in one of the asset allocation model portfolios as long as the rider is in effect, and you cannot terminate the Income Assurer Benefit(SM) rider during the first contract year, nor between the 30-day period after the first rider anniversary and the expiration of the waiting period, you must terminate your contract by requesting a full withdrawal if you do not want to participate in any of the asset allocation model portfolios during those time periods. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Income Assurer Benefit(SM) rider if you do not intend to continue participating in one of the asset allocation model portfolios during the period of time the Income Assurer Benefit(SM) is in effect.

o Rider charges may vary by asset allocation model selection and will change if you change your asset allocation model to one for which the price is higher. Rider charges will never exceed the Maximum Annual Charge shown above. Your waiting period will restart if you elect to change your asset allocation model to one that causes the rider charge to increase more than 0.20% whenever the remaining waiting period just prior to the change is less than three years.

Excluded payments are purchase payments and purchase payment credits (if applicable) paid in the last five years before exercise of the benefit. These payments are excluded from the calculation of the Guaranteed Income Benefit Base whenever they total $50,000 or more or if they are 25% or more of total purchase payments and purchase payment credits (if applicable) paid into the contract.

Excluded investment options from the variable account floor are: [AXP Cash Management Fund and the Fixed Account, if applicable.] These very conservative investment options typically have low returns or/and are separately guaranteed.]

272877-NYDPIN3                                                       Page 2[.3 ]

Contract Number: [9920-SAMPLE]                 Contract Date: [November 1, 2004]

[ ]  Text prints if Enhanced GMIB  rider elected

[Guaranteed Minimum Income Benefit Rider
(Greater of Maximum Anniversary Value Benefit Base and 5% Accumulation Benefit
Base)

Initial Annual Charge of [0.65%].           Range is .30% to 3.00%

Maximum Annual Charge of [2.00%].           Range is .30% to 3.00%

o This rider requires participation in an Asset Allocation Model. There is no additional charge for such participation.

o You may not discontinue your participation in the asset allocation program as long as your rider is in effect, however you have the right at all times to make a full withdrawal of your contract value and thus, terminate your contract.

o You may terminate the Income Assurer Benefit(SM) rider during a 30-day period after the first rider anniversary and at any time after the expiration of the waiting period.

o Because the Income Assurer Benefit(SM) requires that your contract value be invested in one of the asset allocation model portfolios as long as the rider is in effect, and you cannot terminate the Income Assurer Benefit(SM) rider during the first contract year, nor between the 30-day period after the first rider anniversary and the expiration of the waiting period, you must terminate your contract by requesting a full withdrawal if you do not want to participate in any of the asset allocation model portfolios during those time periods. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Income Assurer Benefit(SM) rider if you do not intend to continue participating in one of the asset allocation model portfolios during the period of time the Income Assurer Benefit(SM) is in effect.

o Rider charges may vary by asset allocation model selection and will change if you change your asset allocation model to one for which the price is higher. Rider charges will never exceed the Maximum Annual Charge shown above. Your waiting period will restart if you elect to change your asset allocation model to one that causes the rider charge to increase more than 0.20% whenever the remaining waiting period just prior to the change is less than three years.

Excluded payments are purchase payments and purchase payment credits (if applicable) paid in the last five years before exercise of the benefit. These payments are excluded from the calculation of the Guaranteed Income Benefit Base whenever they total $50,000 or more or if they are 25% or more of total purchase payments and purchase payment credits (if applicable) paid into the contract.

Excluded investment options from the variable account floor: [AXP Cash Management Fund and the Fixed Account, if applicable.] These very conservative investment options typically have low returns or/and are separately guaranteed.]

[ ] Text prints if MAV or 5% Accum or Enhanced GMIB rider elected and the Contract Type is Tax-Qualified

[For tax-qualified contracts: The benefit provided by the optional Income Assurer Benefit(SM) rider may have limited usefulness in contracts funding tax-qualified programs because partial withdrawals made to satisfy minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base, and because you may be unable to exercise the benefit altogether. If you plan to exercise the benefit before or after your required minimum distribution date,you should consulted your tax advisor to consider whether the benefit is appropriate for your circumstances.]

272877-NYDPIN3                                                       Page 2[.4 ]

Contract Number: [9920-SAMPLE]                 Contract Date: [November 1, 2004]



[ ] Applicable seven year or five year withdrawal charge schedule text prints depending on applicant election

Withdrawal Charge: If you withdraw all or a portion of this contract, a withdrawal charge may apply. A withdrawal charge applies if all or part of the contract value withdrawn is from payments received during the [seven/five] years before withdrawal.

            Years From Purchase Payment Receipt           Withdrawal Charge
                          [1                             8.0% of purchase payment withdrawn
                           2                             8.0% of purchase payment withdrawn
                           3                             7.0% of purchase payment withdrawn
                           4                             7.0% of purchase payment withdrawn
                           5                             6.0% of purchase payment withdrawn
                           6                             5.0% of purchase payment withdrawn
                           7                             3.0% of purchase payment withdrawn
                           8 +                           0.0% of purchase payment withdrawn]
                                            or
                           [1                            8.0% of purchase payment withdrawn
                           2                             7.0% of purchase payment withdrawn
                           3                             6.0% of purchase payment withdrawn
                           4                             4.0% of purchase payment withdawn
                           5                             2.0% of purchase payment withdrawn
                           6 +                           0.0% of purchase payment withdrawn]

You may withdraw the greater of 10 percent of your prior contract anniversary contract value or contract earnings each contract year without incurring a withdrawal charge. Refer to the Withdrawal Charge Provision.



Annual Mortality and Expense Risk Charge:     [1.00% - 1.55%] of the daily net asset value

                                                     [The M&E's that will print are:
                                                     Tax-qualified - 7 year withdrawal charge - ROP =     1.00%
                                                     Tax-qualified - 7 year withdrawal charge - MAV =     1.20%
                                                     Tax-qualified - 5 year withdrawal charge - ROP =     1.20%
                                                     Tax-qualified - 5 year withdrawal charge - MAV =     1.40%
                                                     Non-qualified - 7 year withdrawal charge - ROP =     1.15%
                                                     Non-qualified - 7 year withdrawal charge - MAV =     1.35%
                                                     Non-qualified - 5 year withdrawal charge - ROP =     1.35%
                                                     Non-qualified - 5 year withdrawal charge - MAV =     1.55%]

Annual Variable Account Administrative Charge:        0.15% of the daily net asset value

With the combined subaccount charges of [1.7%], the smallest rate of investment return required to ensure that the dollar amount of variable annuity payments does not decrease is [5.2%] for the subaccounts of the separate account based on an assumed interest rate of 3.5%.


 [The %'s that will print above are:
 Tax-qualified - 7 year withdrawal charge - ROP =    1.15%             4.65%
 Tax-qualified - 7 year withdrawal charge - MAV =    1.35%             4.85%
 Tax-qualified - 5 year withdrawal charge - ROP =    1.35%             4.85%
 Tax-qualified - 5 year withdrawal charge - MAV =    1.55%             5.50%
 Non-qualified - 7 year withdrawal charge - ROP =    1.30%             4.80%
 Non-qualified - 7 year withdrawal charge - MAV =    1.50%             5.00%
 Non-qualified - 5 year withdrawal charge - ROP =    1.50%             5.00%
 Non-qualified - 5 year withdrawal charge - MAV =    1.70%             5.20%]


272877-NYDPIN3                                                        Page 2[.5]

Contract Number: [9920-SAMPLE]                 Contract Date: [November 1, 2004]



Annual Contract Administrative Charge:        $40, waived at contract values of
                                              $50,000 or more
                                              See Contract Administrative Charge
                                              provision

The Maximum Total Purchase Payment:           $1,000,000

The Minimum Additional Purchase Payment:      $100

Fixed Account Guaranteed Minimum Effective Annual Interest Rate:       [2.25]%

     As of the date this contract was issued, any purchase payments and purchase payment credits allocated to the One Year Fixed Account will earn interest, for the first year, at the annual effective rate of [xx]%. New rates will be declared from time to time.

     [ ] Text prints if Special DCA is then offered by ACL and is elected by contract owner [As of the date this contract was issued, any purchase payments allocated to the Special DCA fixed account will earn interest at the annual effective rate of [xx]% for the 6-month option and [xx]% for the 12-month option. New rates will be declared from time to time.]


Fixed Account Purchase Payment and Transfer Limits:

     1.   Payments to the Fixed Account:

          Limited to [30%] of each payment.

     2.   Transfers to the Fixed Account:

          Limited to transfer amounts which result in the Fixed Account Contract Value (after the transfer) being no more than [30%] of the total Contract Value.

     3. Transfers (including automated transfers under a dollar cost averaging arrangement) from the Fixed Account:

          Limited to the greater of:

               a.   $10,000; or

               b. [30%] of the Fixed Account Contract Value at the beginning of the contract year.

We may decrease the above percentage limits. We will provide 30 days advance written notification if we do so, and will notify you in writing when the restrictions are lifted.

272877-NYDPIN3                                                       Page 2[.6 ]